Exhibit 10.1

                  Excerpt from Long-Term Incentive Plan of 2004

1.       General Description
         The Long-Term Incentive Plan of 2004 provides for granting Nonqualified Stock Options, Restricted Stock Awards, Performance Shares and Performance Restricted Stock Awards. The Plan succeeds the Unocal Long-Term Incentive Plan of 1998.

2.       Definitions
         The following definitions shall be applicable throughout the Plan but shall not be deemed to apply in other contexts unless specifically provided otherwise:

         a. "Award" means, individually or collectively, any Nonqualified Stock Option, Restricted Stock Award, Performance Share Award or Performance Restricted Stock Award.

.. . .

         e. "Change of Control" means:
                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction which complies with clauses
(A), (B) and (C) of paragraph (iii) of this Section 2(e); or

                  (ii) Individuals who, as of February 10, 2004, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to February 10, 2004 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Resulting Entity") in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any Resulting Entity or any employee benefit plan (or related trust) of the Company or such Resulting Entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the Resulting Entity or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the Resulting Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

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Notwithstanding the foregoing, the Board may deem "consummation of" an event to include a period of time immediately prior to or contemporaneous with the event to enable the Holder to exercise the Award or otherwise realize the benefits of the Award with respect to the underlying shares in the same manner as available to the common stockholders generally as a result of the event, but subject to the occurrence of a Change of Control, and, in the case of an Option, subject to the payment or any permitted offset of the exercise price and any applicable withholding taxes. For purposes of clause (iii), "entity" means any corporation, limited liability company, partnership or any other statutorily recognized business organization or entity that is similar to a statutory corporation and that can be merged into or combined with a statutory corporation.

.. . .

         h. "Company" means Unocal Corporation.

.. . .

         u. "Holder" means an Employee of the Company or a Subsidiary who has been granted an Option, a Restricted Stock Award, a Performance Share Award or a Performance Restricted Stock Award.

.. . .

         x. "Option" or "Nonqualified Stock Option" means an Award granted under
Section 7.

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